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                                                                    EXHIBIT 99.2

                       S&P Managed Futures Index Fund, LP
                           c/o RefcoFund Holdings, LLC
                           One World Financial Center
                          200 Liberty Street - Tower A
                            New York, New York 10281

October 18, 2005

Re:  Update on Current Status of Fund Operations
     -------------------------------------------

Dear Investor:

I am writing to inform you of certain further recent developments concerning your investment in the S&P Managed Futures Index Fund, LP (the "Fund") and the management activities of RefcoFund Holdings, LLC, the general partner of the Fund (the "General Partner").

On October 18, 2005, Refco, Inc., the ultimate parent of the General Partner, and Refco Capital Markets, Ltd. ("RCM") filed for bankruptcy protection in the Southern District of New York.

None of the Fund, the General Partner or Refco, LLC, the initial futures broker to the SPhinX Managed Futures Fund SPC (the "SPhinX Fund"), were covered by the filing. However, the status of the SPhinX Fund's assets deposited at RCM, which was covered by the bankruptcy filing, remains uncertain.

If you have any questions regarding any of the aforementioned developments, please do not hesitate to contact your financial adviser.

Sincerely,


/s/ Richard C. Butt
Richard C. Butt
President and Manager
RefcoFund Holdings, LLC